UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2011

COMPLETE PRODUCTION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32858	72-1503959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11700 Katy Freeway, Suite 300		77079
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 372-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On October 9, 2011, Complete Production Services, Inc., a Delaware corporation (the “Company”), Superior Energy Services, Inc., a Delaware corporation (“SPN”), and SPN Fairway Acquisition, Inc., a newly formed Delaware corporation and an indirect wholly owned subsidiary of SPN (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective date of the merger, will be converted automatically into the right to receive 0.945 shares of common stock, par value $0.001 per share, of SPN (“SPN Common Stock”) and $7.00 in cash (collectively, the “Merger Consideration”). Pursuant to the terms of the Merger Agreement, the Company will merge with and into Merger Sub (the “Merger”) with Merger Sub continuing as the surviving corporation and an indirect wholly owned subsidiary of SPN. The completion of the Merger is subject to customary conditions, including approvals of the Company’s and SPN’s stockholders and receiving certain antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

Under the terms of the Merger Agreement and subject to certain limited exceptions, all outstanding options to acquire Company Common Stock will convert into options to acquire SPN Common Stock based on an exchange ratio described in the Merger Agreement and on the same economic terms and conditions as were applicable to such options immediately prior to the Merger. Similarly, subject to certain limited exceptions, all outstanding restricted Company Common Stock subject to vesting restrictions will convert into restricted shares of SPN Common Stock based on an exchange ratio described in the Merger Agreement and with the same economic terms and conditions as were applicable to the restricted shares of Company Common Stock immediately prior to the Merger.

The Merger Agreement contains customary representations, warranties and covenants by the Company and SPN. Both parties have agreed, among other things, not to solicit alternative transactions, and, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. Each party has agreed to use its reasonable best efforts to cause the Merger to be consummated. Subject to certain exceptions, the Merger Agreement requires the Company to call and hold a stockholders’ meeting (the “Company Stockholder Meeting”) and for the Company’s board of directors to recommend that the Company’s stockholders adopt the Merger Agreement. The Merger Agreement also requires SPN to call and hold a stockholders’ meeting (the “SPN Stockholder Meeting”) and for SPN’s board of directors to recommend that SPN’s stockholders vote to amend SPN’s certificate of incorporation to increase the number of authorized shares of SPN common stock to 250,000,000 shares and approve the issuance of SPN Common Stock in connection with the Merger.

The Merger Agreement may be terminated under certain circumstances, including by either the Company or SPN if either party fails to obtain the required stockholder vote at the Company Stockholder Meeting or the SPN Stockholder Meeting, as applicable. In addition, either party may choose to terminate the Merger Agreement if: (i) prior to its stockholder vote, the party receives a Superior Proposal, as defined in the Merger Agreement, and after providing the other party with adequate notice and paying the required Termination Fee (described below), the party enters into a definitive agreement in connection with a Superior Proposal; or (ii) the other party’s board of directors withdraws, amends, modifies or qualifies its recommendation in support of the Merger or fails to include its recommendation in support of the Merger in the joint proxy materials distributed to each parties’ respective stockholders. In each of these cases, either the Company or SPN, as applicable, may be required to pay the other party a termination fee in the amount of $70 million (the “Termination Fee”).

If (i) an Alternative Proposal, as defined in the Merger Agreement, has been publicly disclosed and is not withdrawn at the time of the Company Stockholder Meeting or the SPN Stockholder Meeting, as applicable; and (ii) the Merger Agreement is terminated because the requisite stockholder vote is not obtained at such stockholder meeting, then the party that does not obtain the requisite vote of its stockholders may be required to repay the transaction costs incurred by the other party in connection with the Merger, up to a maximum of $5 million. If within twelve (12) months of such termination the party that does not obtain the requisite vote of its stockholders enters into a definitive agreement for, or completes, an Alternative Proposal with the third party that made the Alternative Proposal prior to the applicable stockholder meeting, then such party may be required to pay the other party the Termination Fee, less the amount of any transaction costs previously paid. If an Alternative Proposal is not outstanding at the time of a party’s meeting of stockholders and such party fails to obtain the requisite vote of its stockholders, such party may be required to repay all of the transaction costs incurred by the other party in connection with the Merger, which, in no event shall exceed $4 million in the case of SPN’s expenses and $7.5 million in the case of the Company’s expenses.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or SPN. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement. The confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and SPN rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or SPN.

Item 7.01	Regulation FD Disclosure

On October 10, 2011, the Company and SPN issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company and SPN will file with the Securities and Exchange Commission (the “SEC”) and send or give to its respective stockholders, a joint proxy statement/prospectus and other documents regarding the proposed transaction. The joint proxy statement/prospectus will contain important information about the proposed Merger and related matters. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPN AND THE PROPOSED TRANSACTION. Investors and security holders of the Company will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, security holders of the Company will be able to obtain free copies of the joint proxy statement/prospectus from the Company by contacting Investor Relations by telephone at (281) 372-2300, or by mail to Complete Production Services, Inc., 11700 Katy Freeway, Suite 300, Houston, TX 77079, Attention: Investor Relations Department, or by going to the Company’s Investor Relations page on its corporate website at www.completeproduction.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the proposed Merger will be included in the joint proxy statement/prospectus. Additional information regarding these directors and executive officers is included in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2011.

Forward Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and SPN’ expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval of the Merger Agreement by the stockholders of both parties; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and SPN’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. The Company and SPN disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, among Superior Energy Services, Inc., SPN Fairway Acquisition, Inc. and Complete Production Services, Inc., dated as of October 9, 2011.

99.1	Press Release, issued by Complete Production Services, Inc. and Superior Energy Services, Inc. dated October 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2011	COMPLETE PRODUCTION SERVICES, INC.

	By:	/s/ Jose A. Bayardo
Jose A. Bayardo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, among Superior Energy Services, Inc., SPN Fairway Acquisition, Inc. and Complete Production Services, Inc., dated as of October 9, 2011.

99.1	Press Release, issued by Complete Production Services, Inc. and Superior Energy Services, Inc. dated October 10, 2011.